As filed with the Securities and Exchange Commission on December 21, 1998
                           Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                      ----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------


                             AFLAC INCORPORATED
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)


                                  GEORGIA
        --------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                58-1167100
                    ------------------------------------
                    (I.R.S. Employer Identification No.)


     WORLDWIDE HEADQUARTERS, 1932 WYNNTON ROAD, COLUMBUS, GEORGIA 31999
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        (Address of Principal Executive Offices)             (Zip Code)


           AFLAC INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN
           -------------------------------------------------------
                          (Full Title of the Plan)


                              ANGELA S. HART
             SENIOR VICE PRESIDENT, DIRECTOR OF HUMAN RESOURCES
                            AFLAC INCORPORATED
                          WORLDWIDE HEADQUARTERS
                 1932 WYNNTON ROAD, COLUMBUS, GEORGIA 31999
             --------------------------------------------------
                   (Name and Address of Agent For Service)

                              (706) 323-3431
        -------------------------------------------------------------
        (Telephone Number, Including Area Code, of Agent For Service)

The Securities and Exchange Commission is requested to send copies of all communication and notice to:
                             MICHAEL P. ROGAN, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                            Washington, D.C.  20005

                     CALCULATION OF REGISTRATION FEE


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                                   Proposed        Proposed
Title of                           Maximum         Maximum
Securities        Amount           Offering        Aggregate     Amount of
to be             to be            Price           Offering      Registra-
Registered        Registered       Per Share(1)    Price(1)      tion Fee
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Deferred         $10,000,000         100%         $10,000,000    $2,780.00
Compensation
Obligations(2)

Common Stock         500,000       $40.3125(4)    $20,156,250    $5,603.44
$.10 par value      shares(3)
("Common Stock")

     (1) Estimated solely for the purpose of calculating the registration fee.

     (2) The Deferred Compensation Obligations are unsecured general obligations of AFLAC Incorporated (the "Company" or the "Registrant") to pay deferred compensation in accordance with the terms of the AFLAC Incorporated Executive Deferred
          Compensation Plan.

     (3) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends, or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

     (4) Based on the reported average high and low prices of the Common Stock of the Company on December 18, 1998.
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                               PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     AFLAC Incorporated ("AFLAC") hereby incorporates the following documents into this Registration Statement by reference:

        a. AFLAC's Annual Report on Form 10-K for the year ended December 31, 1997;

        b. AFLAC's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

        c. all other reports filed by AFLAC pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934 (the "Exchange Act") since December 31, 1997;

        d. the description of the Common Stock contained in a registration statement filed under the Exchange Act, and any amendments or reports filed with the SEC for the purpose of updating such description.

     In addition, all documents subsequently filed by AFLAC Incorporated pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


Item 4.  Description of Securities

     This Registration Statement relates to Deferred Compensation Obligations (as defined below) and shares of Common Stock. The Deferred Compensation Obligations registered hereunder (the "Obligations") are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the AFLAC Incorporated Executive Deferred Compensation Plan (the "Plan"). Plan participants may defer compensation into shares of Common Stock in accordance with the Plan. The Plan is filed as Exhibit 4 to this Registration Statement. Such Exhibit sets forth a description of the Obligations and is incorporated herein by reference in its entirety in response to this Item 4, pursuant to Rule 411(b)(3) under the Securities Act of 1933.

     No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Plan. All such assets are subject to the claims of the creditors of AFLAC Incorporated until they are paid to the participant in accordance with the terms of the Plan.


Item 5.  Interests of Named Experts and Counsel

     The validity of deferred compensation obligations described herein has been passed upon for the Registrant by Joey M. Loudermilk, Senior Vice President and General Counsel for the Registrant.

Item 6.   Indemnification of Directors and Officers

     The Georgia Business Corporation Code provides that, under certain circumstances, directors, officers, employees and agents of a Georgia corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Georgia law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its shareholders for certain breaches of their duty of care or other duties as a director.

     The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its majority-owned subsidiaries in those instances where the Company and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 8.   Exhibits

     Number                           Description
    --------                      -------------------
       4                       AFLAC Incorporated Executive Deferred
                               Compensation Plan

       5                       Opinion of Joey M. Loudermilk, General
                               Counsel, AFLAC Incorporated

      15                       Letter of KPMG Peat Marwick LLP,
                               Re:  Unaudited Interim Financial Statements

      23.1                     Consent of KPMG Peat Marwick LLP

      23.2                     Consent of Counsel (included in Exhibit 5)

Item 9.   Undertakings

     a.  Rule 415 Offering.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. REQUEST FOR ACCELERATION OF THE EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on December 18, 1998.


                                    AFLAC INCORPORATED



Dated  December 18, 1998             By:  /s/ Daniel P. Amos
      ------------------------          ----------------------------------
                                          Daniel P. Amos
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                   Title                       Date
   ---------------             -----------                 ----------

/s/ Daniel P. Amos            Chief Executive             December 18, 1998
-------------------------       Officer and Vice          -----------------
Daniel P. Amos                  Chairman of the
                                Board


/s/ Kriss Cloninger, III      Executive Vice              December 18, 1998
-------------------------       President,                -----------------
Kriss Cloninger, III            Treasurer and
                                Chief Financial
                                Officer


/s/ Norman P. Foster          Executive Vice              December 18, 1998
-------------------------       President,                -----------------
Norman P. Foster                Corporate Finance


/s/ Angela S. Hart            Senior Vice                 December 18, 1998
-------------------------       President,                -----------------
Angela S. Hart                  Director, Human Resources


/s/ Paul S. Amos              Chairman of                 December 18, 1998
-------------------------       the Board                 -----------------
Paul S. Amos


/s/ J. Shelby Amos, II        Director                    December 18, 1998
-------------------------                                 -----------------
J. Shelby Amos


/s/ Michael H. Armacost       Director                    December 18, 1998
-------------------------                                 -----------------
Michael H. Armacost


/s/ M. Delmar Edwards, M.D.   Director                    December 18, 1998
-------------------------                                 -----------------
M. Delmar Edwards, M.D.


/s/ George W. Ford, Jr.       Director                    December 18, 1998
------------------------------                            -----------------
George W. Ford, Jr.


/s/ Joe Frank Harris          Director                    December 18, 1998
-------------------------                                 -----------------
Joe Frank Harris

/s/ Elizabeth J. Hudson       Director                    December 18, 1998
-------------------------                                 -----------------
Elizabeth J. Hudson


/s/Kenneth S. Janke, Sr.      Director                    December 18, 1998
-------------------------                                 -----------------
Kenneth S. Janke, Sr.


/s/ Charles B. Knapp          Director                    December 18, 1998
-------------------------                                 -----------------
Charles B. Knapp


/s/ Hisao Kobayashi           Director                    December 18, 1998
-------------------------                                 -----------------
Hisao Kobayashi


/s/ Yoshiki Otake             Director                    December 18, 1998
-------------------------                                 -----------------
Yoshiki Otake


/s/ E. Stephen Purdom         Director                    December 18, 1998
-------------------------                                 -----------------
E. Stephen Purdom


/s/ Barbara K. Rimer          Director                    December 18, 1998
-------------------------                                 -----------------
Barbara K. Rimer


/s/ Henry C. Schwob           Director                    December 18, 1998
-------------------------                                 -----------------
Henry C. Schwob


/s/ J. Kyle Spencer           Director                    December 18, 1998
-------------------------                                 -----------------
J. Kyle Spencer


/s/ Glenn Vaughn, Jr.         Director                    December 18, 1998
-------------------------                                 -----------------
Glenn Vaughn, Jr.

                                 EXHIBIT INDEX


   NUMBER                                 DESCRIPTION
------------                        -----------------------

    4                    AFLAC Incorporated Executive Deferred
                          Compensation Plan

    5                    Opinion of Joey M. Loudermilk, General Counsel,
                          AFLAC Incorporated


   15                    Letter of KPMG Peat Marwick LLP
                          Re:  Unaudited Interim Financial Statements


   23.1                  Consent of KPMG Peat Marwick LLP


   23.2                  Consent of Counsel (included in Exhibit 5)